PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN EXEMPTION FROM SUCH REGISTRATION.

$10,000,000	New York, New York
May 8, 2007

FOR VALUE RECEIVED, the undersigned, Leisurecorp LLC, a Dubai limited liability company (the "Borrower"), hereby promises to pay the order of GPS Industries, Inc., a Nevada corporation, with principal executive offices located at Suite 214, 5500 152nd Street, Surrey, British Columbia, Canada V35 S59 ("Lender"), the principal sum of TEN MILLION U.S. DOLLARS ($10,000,000), at the times, at the place, and in the manner provided in this Note.

The Borrower shall repay the principal of this Note as follows:

(1)  $2,000,000 shall be due and payable on June 30, 2007 (“Payment #1”);

(2)  $4,000,000 shall be due and payable on October 31, 2007 (“Payment #2”); and

(3)  $4,000,000 shall be due and payable on December 31, 2007 (“Payment #3”);

provided that, if such day falls on a Saturday, Sunday or banking holiday in New York, such amounts shall be due instead on the next business day.

The principal of this Note may be prepaid at any time, in whole or in part, without penalty or premium.

This Note shall not bear interest when no Event of Default has occurred and is continuing. Following the occurrence and during the continuance of an Event of Default, the unpaid principal balance of this Note then due and owing shall bear interest at a rate of six percent (6%) per annum. All such interest shall be computed on the basis of a year of 365 days and the number of days actually elapsed. Anything herein to the contrary notwithstanding, if an Event of Default occurs, all interest accruing following the occurrence and during the continuance of such an Event of Default shall be payable at the rate provided above in cash on the Lender's demand.

Notwithstanding the foregoing or any other provision contained in this Note, nothing herein contained shall authorize or permit the exaction or payment of interest by the Borrower where the same would be unlawful or prohibited by any applicable law or would violate the applicable usury law of any jurisdiction. In any such event, this Note shall automatically be deemed amended to permit interest charged at an amount equal to, but not greater than, the maximum permitted by law.

All principal (and any interest) shall be payable in the lawful money of the United States at the offices of Lender, or at such other place as may be designated in writing by the holder of this Note. All payments hereunder shall be made without reduction by reason of set-off, counter-claim or otherwise.

This Note is executed and delivered as consideration for the purchase by Lender of the Borrower's Series B Convertible Preferred Stock and Warrants pursuant to that certain Securities Purchase Agreement, dated as of April 27, 2007. This Note is secured by that certain Pledge and Security Agreement, of even date herewith, from the Borrower in favor of the Lender (the “Security Agreement”).

An “Event of Default” shall mean that Borrower fails to make a payment of principal on this Note within 15 days of the scheduled date on which such principal payment is due under this Note.

Should the indebtedness represented by this Note, or any part thereof, be collected in law or in equity, or in bankruptcy, receivership or in any other court proceedings, or this Note be placed in the hands of attorneys for collection after default, the Borrower agrees to pay, in addition to the principal, interest and other amounts due and payable hereon and hereunder, all costs and expenses incurred in connection with such collection, including, without limitation, reasonable attorneys’ and collection fees.

The Borrower hereby waives, to the fullest extent permitted by law, diligence, presentment, demand for payment, protest, notice of dishonor and any and all other notices or demands of every kind and the right to plead the statute of limitations as a defense to any action hereunder. No delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of such rights.

All notices and other communications provided for hereunder shall be in writing and shall be sent by (a) registered or certified mail postage prepaid, return receipt requested (b) messenger or (c) telecopy, followed by first-class mail, to the party to whom addressed at the following respective addresses or telecopy numbers or to such other address or telecopy number as the party affected may hereafter designate:

(i)            If to the Lender:

GPS Industries, Inc.
Suite 214
5500 152nd Street
Surrey, British Columbia
Canada V35 S59
Attn: Chief Executive Officer
Telecopier: (604) 576-7460

(ii)           If to the Borrower:

David Spencer
Chief Executive Officer
Istithmar Leisure
P.O. Box 17000, Dubai, UAE
Telephone: +9714-3687630
Telecopy: +9714-3687654

This Note may not be changed orally, but only by an agreement in writing, which is signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought.

The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Note, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Note, except as expressly provided in this Note.

This Note shall not be subject to offset or deduction for any reason.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE BORROWER AND LENDER HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NE W YORK.

LENDER:

LEISURECORP LLC

By:________________________________
Name:
Title:

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